Exhibit 99.1

Synthetic Biologics Provides Update on SYN-020 Intestinal Alkaline Phosphatase

Phase 1 Single-Ascending Dose Clinical Trial

Orally Administered SYN-020 Observed to be Well Tolerated in Healthy Volunteers; A Second Phase 1 Multiple-Ascending Dose Study is on Track to Begin in Q3 2021

For Immediate Release

Rockville, MD, June 29, 2021 – Synthetic Biologics, Inc. (NYSE American: SYN), a diversified clinical-stage company leveraging the microbiome to develop therapeutics designed to prevent and treat gastrointestinal (GI) diseases in areas of high unmet need, today announced that patient dosing and observation has been completed in its Phase 1, open label, single-ascending dose (SAD) clinical trial of SYN-020 intestinal alkaline phosphatase (IAP). The Phase 1 SAD study enrolled 24 healthy adult volunteers into four cohorts with SYN-020 given orally as single doses ranging from 5 mg to 150 mg daily. Analyses of preliminary data demonstrated that SYN-020 maintained a favorable safety profile, was well tolerated at all dose levels, and no adverse events were attributed to the study drug. No serious adverse events were reported.

A second Phase 1 clinical trial intended to evaluate the safety, tolerability and biodistribution of multiple-ascending doses (MAD) of SYN-020 in healthy volunteers is expected to commence during the third quarter of 2021. Topline results from this clinical trial are anticipated during the second quarter of 2022. Both Phase 1 SAD and MAD studies are intended to support the development of SYN-020 in multiple potential clinical indications, including celiac disease, nonalcoholic fatty liver disease (NAFLD), radiation enteropathy, and indications to treat and prevent metabolic and inflammatory disorders associated with aging, which are supported by the Company’s collaboration with Massachusetts General Hospital.

“SYN-020 is a promising, versatile program that has the potential to become a multi-indication, platform therapeutic capable of addressing a considerable unmet need for innovative new therapies targeting disorders stemming from gastrointestinal (GI) inflammation, including celiac disease, NAFLD, and age-related metabolic and inflammatory diseases,” said Steven A. Shallcross, Chief Executive Officer of Synthetic Biologics. “U.S. cases of celiac disease are expected to surpass 4.3 million by 2023, representing a significant market opportunity for a highly differentiated product such as SYN-020. We are very encouraged by these positive Phase 1 results and look forward to SYN-020’s continued development, which includes the planned initiation of a second Phase 1, multiple-ascending dose study during the third quarter of 2021.”

SYN-020 is a recombinant bovine IAP formulated for oral delivery to the small intestine and designed to diminish intestinal inflammation, tighten the gut barrier to diminish “leaky gut,” and promote a healthy microbiome. Despite its broad therapeutic potential, a key hurdle to commercialization has been the high cost of IAP manufacture. Synthetic Biologics has overcome this hurdle and has the ability to produce SYN-020 at a scale and cost viable for clinical and commercial development.

About Synthetic Biologics, Inc.

Synthetic Biologics, Inc. (NYSE American: SYN) is a diversified clinical-stage company leveraging the microbiome to develop therapeutics designed to prevent and treat gastrointestinal (GI) diseases in areas of high unmet need. The Company’s lead candidates are: (1) SYN-004 (ribaxamase) which is designed to degrade certain commonly used intravenous (IV) beta-lactam antibiotics within the gastrointestinal (GI) tract to prevent (a) microbiome damage, (b) Clostridioides difficile infection (CDI), (c) overgrowth of pathogenic organisms, (d) the emergence of antimicrobial resistance (AMR), and (e) acute graft-versus-host-disease (aGVHD) in allogeneic hematopoietic cell transplant (HCT) recipients, and (2) SYN-020, a recombinant oral formulation of the enzyme intestinal alkaline phosphatase (IAP) produced under cGMP conditions and intended to treat both local GI and systemic diseases. For more information, please visit Synthetic Biologics' website at www.syntheticbiologics.com.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions, and includes statements regarding commencing a second Phase 1 clinical trial intended to evaluate the safety, tolerability and biodistribution of multiple-ascending doses (MAD) of SYN-020 in healthy volunteers during the third quarter of 2021, announcing topline results from the second Phase 1 clinical trial during the second quarter of 2022, the Phase 1 SAD and MAD studies supporting the development of SYN-020 in multiple potential clinical indications, including celiac disease, nonalcoholic fatty liver disease (NAFLD), radiation enteropathy, and indications to treat and prevent metabolic and inflammatory disorders associated with aging, SYN-020 having the potential to become a multi-indication, platform therapeutic capable of addressing a considerable unmet need for innovative new therapies targeting disorders stemming from gastrointestinal (GI) inflammation, including celiac disease, NAFLD, and age-related metabolic and inflammatory diseases, the expected increase in the number of cases of celiac disease in the U.S and the intended benefits to be derived from SYN-004 and SYN-020. These forward-looking statements are based on management's expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, Synthetic Biologics' ability to develop SYN-020 in multiple indications, the ability to commence a multiple-ascending dose study of SYN-020 during the third quarter of 2021 and the announcement of topline data during the second quarter of 2022, the ability to continue to comply with continued listing requirements of the NYSE American, the ability of its product candidates to demonstrate safety and effectiveness, as well as results that are consistent with prior results, Synthetic Biologics' clinical trials continuing and/or beginning enrollment as expected, a failure to receive the necessary regulatory approvals for commencement of clinical trials and commercialization of Synthetic Biologics' therapeutics, including approval of proposed trial designs, a failure of Synthetic Biologics' clinical trials, and those conducted by investigators, for SYN-004 and SYN-020 to be commenced or completed on time or to achieve desired results and benefits, a failure of Synthetic Biologics' clinical trials to continue enrollment as expected or receive anticipated funding, a failure of Synthetic Biologics to successfully develop, market or sell its products, Synthetic Biologics' inability to maintain its material licensing agreements, or a failure by Synthetic Biologics or its strategic partners to successfully commercialize products, Synthetic Biologics’ ability to achieve acceptance of its product candidates in the marketplace and the successful development, marketing or sale of Synthetic Biologics' products by competitors that render Synthetic Biologics' products obsolete or non-competitive, the continued maintenance and growth of Synthetic Biologics' patent estate, Synthetic Biologics becoming and remaining profitable, Synthetic Biologics' ability to obtain or maintain the capital or grants necessary to fund its research and development activities, a loss of any of Synthetic Biologics' key scientists or management personnel and other factors described in Synthetic Biologics' Form 10-K for the year ended December 31, 2020 and its other filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and Synthetic Biologics undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

For further information, please contact:

Synthetic Biologics, Inc. (Corporate and Investors)

Vincent I. Perrone, Director Corporate Communication, (240) 660-2000, info@syntheticbiologics.com

Ogilvy (Media)

Gregory Kelley, Senior Vice President, (404) 836-2302, gregory.kelley@ogilvy.com

# # #